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                                                                    Exhibit 99.4

                        SANTA FE ENERGY RESOURCES, INC.
                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                       , 1999

  This Proxy is solicited on behalf of the Board of Directors. The undersigned stockholder of Santa Fe Energy Resources, Inc., a Delaware corporation ("Santa Fe"), hereby appoints James L. Payne and David L. Hicks, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Santa Fe that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Santa Fe to be held on
             ,             , at      a.m., local time, at
                                       , and at any adjournment or postponement
thereof, on the following matters that are more particularly described in the
Joint Proxy Statement/Prospectus dated             , 1999:

(1) Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 13, 1999, between Snyder Oil Corporation, a Delaware corporation ("Snyder"), and Santa Fe, relating to the merger of Snyder with and into Santa Fe, with Santa Fe surviving the merger including the issuance of shares of Santa Fe common stock in the merger, the change in the company's name to "Santa Fe Snyder Corporation" and the increase in the authorized shares of common stock to 300,000,000 shares of common stock of Santa Fe Snyder Corporation.

                     [_] FOR     [_] AGAINST    [_] ABSTAIN

(2) Proposal to elect, subject to the consummation of the merger, five individuals designated by Snyder to serve on the board of directors of Santa Fe.

       [_] FOR all nominees         [_] WITHHOLD AUTHORITY for all
           listed below                 nominees listed below

               to serve until Santa Fe's 1999 Annual Meeting of Stockholders,
               and                to serve until Santa Fe's 2000 Annual
  Meeting of Stockholders and               and              to serve until
  Santa Fe's 2001 Annual Meeting of Stockholders.

  INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided here.

              --------------------------------------------------

(3) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                   (Continued and to be signed on other side)

                          (Continued from other side.)

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" Proposal 1 and "for" Proposal 2. Receipt of the Joint Proxy
Statement/ Prospectus dated                 , 1999, is hereby acknowledged.

                                       ________________________________________

                                       ________________________________________
                                             Signature of Stockholder(s)

                                       Please sign your name exactly as it
                                       appears hereon. Joint owners must each
                                       sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give your full title
                                       as it appears thereon.

                                       Date: ____________________________, 1999

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.